UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 12, 2024
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6940 Columbia Gateway Dr., Suite 470, Columbia, MD 21046
(Address of principal executive offices and zip code)
(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On February 12, 2024, GSE Systems, Inc. (the “Company”) and Lind Global Fund II LP (“Lind Global”) entered into that certain (a) Second Amendment to Senior Convertible Promissory Note (“Note Amendment”), amending the Company’s existing Promissory Note, dated June 23, 2023 (as amended by that certain First Amendment, dated October 6, 2023) in the original principal amount of $1,800,000 (the “Note”), and (b) Second Amendment to Amended and Restated Senior Convertible Promissory Note (“A&R Note Amendment”), amending the Company’s existing Amended and Restated Promissory Note, dated June 23, 2023 (as amended by that certain First Amendment, dated October 6, 2023), in the original principal amount of $2,747,228 (the “A&R Note”).

The Note Amendment amended Section 2.1 pertaining to events of default by deleting and replacing Section 2.1(r), which previously provided for an event of default under the Note in the event that, after January 31, 2024, the Company’s Market Capitalization (as defined in the Note) was below $7 million for ten (10) consecutive days. As amended, the Note provides that, at any time after June 1, 2024, an event of default will occur in the event that the Company’s Market Capitalization is below $7 million for ten (10) consecutive days. Prior to the Note Amendment, the “Conversion Price” in the Note meant “$0.50, and shall be subject to adjustment as provided herein.” The Note Amendment amended the definition of “Conversion Price” to mean “the lower of (i) $5.00 and (ii) eighty-five percent (85%) of the average of the three (3) lowest daily VWAPs during the twenty (20) Trading Days prior to the delivery by the Holder of the applicable notice of conversion.” The change from “$0.50” to “$5.00” in the amended definition of “Conversion Price” was necessary to reflect the ten-for-one reverse stock split of the Company’s common stock, effective October 25, 2023.

The A&R Note Amendment amended Section 2.1 pertaining to events of default by deleting and replacing Section 2.1(r), which previously provided for an event of default under the Note in the event that, after January 31, 2024, the Company’s Market Capitalization (as defined in the A&R Note) was below $7 million for ten (10) consecutive days. As amended, the A&R Note provides that, at any time after June 1, 2024, an event of default will occur in the event that the Company’s Market Capitalization is below $7 million for ten (10) consecutive days.

The Company also made customary reaffirmations, representations and warranties typical for an amendment of a financing of this type.

The foregoing description of the Note Amendment, the A&R Note Amendment, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Note Amendment and the A&R Note Amendment, which are included in this Current Report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

10.1	Second Amendment to Senior Convertible Promissory Note, dated February 12, 2024.
10.2	Second Amendment to Amended and Restated Senior Convertible Promissory Note, dated February 12, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:

/s/ Emmett Pepe
Emmett Pepe
Chief Financial Officer
February 13, 2024